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As filed with the Securities and Exchange Commission on January 8, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UTSTARCOM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1782500 (I.R.S. Employer Identification No.)

UTStarcom, Inc.
1275 Harbor Bay Parkway
Alameda, California 94502
(510) 864-8800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Hong L. Lu
President and Chief Executive Officer
UTStarcom, Inc.
1275 Harbor Bay Parkway
Alameda, California 94502
(510) 864-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

With a copy to:
Carmen Chang, Esq.
James B. Bucher, Esq.
Shearman & Sterling LLP
1080 Marsh Road
Menlo Park, California 94025
(650) 838-3600

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-107723

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Securities to be Title of each Class of Registered	Amount to be Registered	Maximum Proposed Offering Price Per Security (1)	Proposed Maximum Offering Aggregate Price (1)	Amount of Registration Fee

Debt Securities(3)(5)

Common Stock(4)(5)

Preferred Stock(6)

Warrants(7)	(2)	(2)	(2)

Stock Purchase Contracts(8)

Stock Purchase Units(9)

Total	$75,246,100	100%	$75,246,100	$6,088

(footnotes on next page)

(1)
We will determine the proposed maximum offering price per security from time to time in connection with issuances of securities registered hereunder. In addition, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)
Not applicable pursuant to General Instruction II.D of Form S-3.

(3)
Subject to note (10) below, there is being registered hereunder an indeterminate principal amount of debt securities of UTStarcom as may be offered or sold from time to time by us. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $75,246,100 or the equivalent thereof in one or more currencies.

(4)
Subject to note (10) below, there is being registered hereunder an indeterminate number of shares of common stock of UTStarcom as may be sold from time to time by UTStarcom.

(5)
Subject to note (10) below, includes such indeterminate amount of debt securities, common stock and preferred stock of UTStarcom as may be issued upon conversion or exchange for any other securities registered hereunder that provide for conversion or exchange into debt securities, common stock or preferred stock of UTStarcom.

(6)
Subject to note (10) below, there is being registered hereunder an indeterminate number of shares of preferred stock of UTStarcom as may be sold from time to time by UTStarcom.

(7)
Subject to note (10) below, there is being registered hereunder an indeterminate amount and number of warrants of UTStarcom representing rights to purchase certain of the debt securities, common stock or preferred stock of UTStarcom registered hereunder.

(8)
Subject to note (10) below, there is being registered hereunder an indeterminate amount of stock purchase contracts of UTStarcom as may be sold from time to time by UTStarcom.

(9)
Subject to note (10) below, there is being registered hereunder an indeterminate amount of stock purchase units of UTStarcom as may be sold from time to time by UTStarcom. Each stock purchase unit consists of (a) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of common stock of UTStarcom and (b) a beneficial interest in debt obligations of third parties, including U.S. treasury securities. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts.

(10)
In no event will the aggregate offering price of all securities sold by UTStarcom from time to time pursuant to this registration statement exceed $75,246,100.

INFORMATION INCORPORATED BY REFERENCE

        We are filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-3, Registration No. 333-107723, originally filed by us on August 7, 2003, as amended, and is being filed for the sole purpose of increasing the maximum aggregate amount of securities registered by $75,246,100 and increasing the proposed maximum aggregate offering price to the public set forth in the registration statement filed on August 7, 2003, as amended, by $75,246,100. The contents (including exhibits) of the registration statement filed on August 7, 2003, as amended, are hereby incorporated by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statements Schedules.

  (a)
  The following Exhibits are filed as part of this registration statement:

Exhibit Number	Description of Exhibit
5.1	Opinion of Shearman & Sterling LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Shearman & Sterling LLP, included in Exhibit 5.1.
24.1	Power of Attorney (see page II-4 of the registrant's registration statement on Form S-3, as amended, (Registration No. 333-107723) which is incorporated herein by reference).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement on Form S-3 to be signed on our behalf by the undersigned, in the city of Alameda, California, on January 8, 2004.

UTSTARCOM, INC.
By:	/s/ MICHAEL SOPHIE
Name:	Michael Sophie
Title	Senior Vice President of Finance and Chief Financial Officer (principal financial and accounting officer)

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
* Hong Liang Lu Hong Liang Lu	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	January 8, 2004
/s/ MICHAEL SOPHIE Michael Sophie	Senior Vice President of Finance and Chief Financial Officer (principal financial and accounting officer)	January 8, 2004
* Ying Wu Ying Wu	Director	January 8, 2004
* Masayoshi Son Masayoshi Son	Director	January 8, 2004
* Thomas Toy Thomas Toy	Director	January 8, 2004
* Betsy Atkins Betsy Atkins	Director	January 8, 2004
* Larry Horner Larry Horner	Director	January 8, 2004
*By:	/s/ MICHAEL SOPHIE Michael Sophie	Attorney-in-Fact	January 8, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Shearman & Sterling LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Shearman & Sterling LLP, included in Exhibit 5.1.
24.1	Power of Attorney (see page II-4 of the registrant's registration statement on Form S-3 (Registration No. 333-107723) which is incorporated herein by reference).

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INFORMATION INCORPORATED BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statements Schedules.
SIGNATURES
EXHIBIT INDEX